Exhibit 10.6

Schedule to Stock Option Agreement Under Huttig Building Products, Inc.

1999 Stock Incentive Plan

Option Holder	Number Of Shares	Exercise Price	Date of Grant
R. S. Evans	100,000	$4.290 per share	January 24, 2000
Michael A. Lupo	100,000	$7.230 per share	April 24, 2004
Carl A. Liliequist	39,000	$4.290 per share	January 24, 2000
Carl A. Liliequist	29,400	$4.300 per share	January 22, 2001
Carl A. Liliequist	25,000	$7.230 per share	April 24, 2004
Thomas S. McHugh	15,000	$4.400 per share	May 1, 2000
Thomas S. McHugh	13,500	$4.340 per share	January 22, 2001
Jon P. Vrabely	10,000	$7.230 per share	April 24, 2004